EXHIBIT 21
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                            SUBSIDIARIES OF PRESSTEK

NAME OF SUBSIDIARY                          STATE OF INCORPORATION
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LaserTel, Inc.                              Arizona
Delta V Technologies, Inc.                  Arizona